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                                   EXHIBIT 4

                             JOINT FILING AGREEMENT


         We, the undersigned, hereby express our agreement that the attached
Schedule 13D (including all amendments thereto) is filed on behalf of each of the undersigned.



                                                          BB BIOTECH AG

Date: December 24, 1997                            By: /s/ Hans-Joerg Graf
                                                      -------------------------
                                                   Name: Hans-Joerg Graf
                                                        -----------------------

Date: December 24, 1997                            By: /s/ Dr. Victor Bischoff
                                                      -------------------------
                                                   Name: Dr. Victor Bischoff
                                                        -----------------------


                                                          BIOTECH TARGET S.A.

Date: December 24, 1997                            By: /s/ Dr. Andreas Bremer
                                                      -------------------------
                                                   Name: Dr. Andreas Bremer
                                                        -----------------------

Date: December 24, 1997                            By: /s/ Dr. Anders Hove
                                                      -------------------------
                                                   Name: Dr. Anders Hove
                                                        -----------------------





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